Exhibit 99.1

Rand Logistics Inc.

                              FOR IMMEDIATE RELEASE

                    RAND LOGISTICS COMMENTS ON 10-QSB FILING

New York, NY - November 16, 2007 - Rand Logistics Inc. (NASDAQ: RLOG, RLOGW) today made the following announcement with respect to its Form 10-QSB filing for the quarterly period ended September 30, 2007. On November 15, 2007, Rand disclosed that subsequent to the filing of its 10-QSB for the quarterly period ended September 30, 2007, the Company was advised that its independent registered accounting firm had not completed its review of Rand's unaudited financial statements included in the Form 10-QSB. The accounting firm's continuing review is limited to Rand's treatment of certain items relating to the transactions completed with the Voyageur group of companies during the period covered by the Form 10-QSB. Based on discussions with the accounting firm, Rand's Management does not anticipate any material changes to its financial statements included in the Form 10-QSB filed on November 13, 2007. Rand intends to file a Form 10-QSB/A on Monday, November 19, 2007 incorporating any changes to its financial statements.

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of eleven self-unloading bulk carriers, including nine River Class vessels and one River Class self-unloading tug/barge unit, and three conventional bulk carriers. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act - which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports - and the Canada Marine Act - which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                              -OR-         INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.                               The Equity Group Inc.
Laurence S. Levy, Chairman & CEO                   Loren G. Mortman
212-644-3450                                       (212) 836-9604
                                                   LMortman@equityny.com
                                                   www.theequitygroup.com

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